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                                                                   EXHIBIT 4.9

                                                      Office Use Only:

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DEAN HELLER                                           CERTIFICATE OF
SECRETARY OF STATE                                      AMENDMENT
                                                            TO
101 NORTH CARSON STREET, SUITE 3                      CERTIFICATE OF
CARSON CITY, NEVADA 89701-4786                         DESIGNATION
(775) 684 5708                                  (PURSUANT TO NRS 78.1955)
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         IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.
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                            CERTIFICATE OF AMENDMENT
                          TO CERTIFICATE OF DESIGNATION
                            (PURSUANT TO NRS 78.1955)
                             - REMIT IN DUPLICATE -

1.       The name of corporation:  HARVEYS CASINO RESORTS

2.       Description of the document which is being amended:

         CERTIFICATE OF DESIGNATION OF THE 13 1/2% SERIES A SENIOR REDEEMABLE CONVERTIBLE CUMULATIVE PREFERRED STock ($.01 PAR VALUE PER SHARE) AND THE 13 1/2% SERIES B SENIOR REDEEMABLE CONVERTIBLE CUMULATIVE PREFERrED STOCK ($.01 PAR VALUE PER SHARE) OF HARVEYS CASINO RESORTS (THE "CERTIFICATE OF DESIGNATION")

3.       The Certificate of Designation is hereby amended as follows:

         THE FIRST SENTENCE OF SUBSECTION 6(e) OF THE CERTIFICATE OF DESIGNATION IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED BY THE FOLLOWING
         SENTENCE:

         FOR THE PURPOSES OF THE CONVERSION OF PREFERRED STOCK INTO CORRESPONDING COMMON STOCK PURSUANT TO SUBSECTION 6(a), (I) EACH SHARE OF SERIES A PREFERRED STOCK SHALL INITIALLY BE CONVERTIBLE INTO 2,844.6452000 SHARES (THE "SERIES A CONVERSION RATE") OF CORRESPONDING COMMON STOCK, AND (II) EACH SHARE OF SERIES B PREFERRED STOCK SHALL INITIALLY BE CONVERTIBLE INTO 28.44929681 SHARES (THE "SERIES B CONVERSION RATE" AND, TOGETHER WITH THE SERIES A CONVERSION RATE, THE "CONVERSION RATE") OF CORRESPONDING COMMON STOCK.

4. The proposed amendment set forth in paragraph 3 above has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power of (i) each class of stock being amended and (ii) each class or series of stock which, before the amendment, is senior to the classes being amended as to the payment of distributions upon dissolution of the corporation, regardless of any limitations or restrictions on the voting power of that class or series.

                            (SIGNATURE PAGE FOLLOWS)

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5.       Signatures (Required):

/s/ Charles W. Scharer                           President                     September 26 , 2000
--------------------------------------------     -------------------------     --------------------------------------
CHARLES W. SCHARER                               TITLE OF OFFICER              DATE


/s/ John J. McLaughlin                           Secretary                     September 26, 2000
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JOHN J. MCLAUGHLIN                               TITLE OF OFFICER              DATE



I acknowledge that the statements made herein are true under penalties of perjury.


/s/ Charles W. Scharer                           President                     September 26, 2000
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CHARLES W. SCHARER                               TITLE OF OFFICER              DATE

County of Douglas                   )
                                    )  ss:
State of Nevada                     )

Sworn before me this 26th day of September 2000.


/s/ Connie M. Friedman
----------------------
Notary Public




IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

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